UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 20, 2010

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 20, 2010, the Company issued a press release to announce the completion of the acquisition by Ethicon, Inc., a subsidiary of the Company, of Acclarent, Inc., a privately held medical technology company dedicated to designing, developing and commercializing devices that address conditions affecting the ear, nose and throat, for a purchase price of approximately $785 million.  The transaction is expected to have a dilutive impact to the Company's 2010 adjusted earnings per share of approximately $0.03 to $0.04.  The Company’s press release is attached to this Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: February 5, 2010	By:	/S/ STEVEN M. ROSENBERG
Steven M. Rosenberg
Secretary